Third [illegible]

JUL 0 8 2010

SALT LAKE COUNTY

By ________________

Deputy Clerk

MAX D. WHEELER (3439)
RODNEY R. PARKER (4110)
RICHARD A. VAN WAGONER (4690)
JILL L. DUNYON (5948)
SNOW, CHRISTENSEN & MARTINEAU
10 Exchange Place, Eleventh Floor
Post Office Box 45000
Salt Lake City, Utah 84145-5000
Telephone: (801) 521-9000
Facsimile: (801) 363-0400

Attorneys for Plaintiffs

IN THE THIRD JUDICIAL DISTRICT COURT

SALT LAKE COUNTY, STATE OF UTAH

SECTOR 10, INC., a Delaware corporation; SECTOR 10 SERVICES USA, INC., a Utah corporation; and SECTOR 10 HOLDINGS, INC., a Nevada corporation,	COMPLAINT
	No. 100912234
Plaintiffs,	Judge Fratto
v.	
DUTRO COMPANY, a California corporation; REALITY ENGINEERING, INC., a Washington corporation; RHINO-MED, LLC, a Utah limited liability company; VICKI K. DAVIS, an individual; WILLIAM DUTRO, an individual; JOEL A. BASS, an individual; and LEE ALLEN, an individual; and JOHN DOES 1-10,	
Defendants.	

Plaintiffs Sector 10, Inc., Sector 10 Services USA, Inc., and Sector 10 Holdings, Inc. (sometimes collectively "Plaintiffs") complain of Defendants Dutro Company, Reality Engineering, Inc., Rhino-Med, LLC., William Dutro, Vicki K. Davis, Joel A. Bass and Lee Allen (sometimes collectively "All Defendants"), as follows:

PARTIES

1. Plaintiff Sector 10, Inc., ("Sector 10") is a publicly traded Delaware corporation doing business in Salt Lake County, Utah. Sector 10 is engaged in the business of designing, producing, marketing, distributing and selling emergency response equipment ("Products"), as further defined below.

2. Plaintiff Sector 10 Services, USA Inc., ("Sector 10 USA") is a privately held Utah corporation doing business in Salt Lake County, Utah.

3. Plaintiff Sector 10 Holdings, Inc., ("Sector 10 Holdings") is a privately held Nevada corporation doing business in Salt Lake County, Utah.

4. Defendant Dutro Company ("Dutro") is a California corporation doing business in Utah. Dutro represented to Sector 10 that it was capable of manufacturing the Products, as further defined below, in conformity with the specifications developed by Sector 10. Thereafter, Dutro entered a Master Product Manufacturing and Purchase Agreement ("Master Agreement") with Sector 10 USA.

5. Defendant Reality Engineering, Inc., ("Reality Engineering") is a Washington corporation doing business in Utah. Reality Engineering was employed or engaged by Dutro as an Affiliate to work on Products and Technology subject to the Master Agreement, and in addition separately contracted with Plaintiffs for work on various products including software, as further set forth below.

6. Defendant Rhino-Med, LLC is a Utah limited liability company, located in Weber County, Utah. As described below, Rhino-Med has commenced manufacturing and selling a product which is similar to Plaintiffs' Product, using confidential and proprietary information of Plaintiffs' which it obtained from Dutro.

7. Defendant William Dutro ("W. Dutro") is an individual residing in Cache County, Utah and, at all pertinent times, was the Chief Executive Officer of Dutro. Moreover, he was employed or engaged by Dutro as an Affiliate to work on Products and Technology subject to the Master Agreement, as further set forth below, and was controlled by Dutro.

8. Defendant Vicki K. Davis ("Davis") is an individual residing in Moraga, California, and is the sister of W. Dutro. Davis was employed or engaged by Dutro as an Affiliate to work on Products and Technology subject to the Master Agreement, as further set forth below, and was controlled by Dutro.

9. Defendant Joel A. Bass ("Bass") is an individual residing in Weber County, Utah. Bass is a principal in defendant Rhino-Med, and on information and belief is the son-in-law of defendant W. Dutro.

10. Defendant Lee Allen ("Allen") is an individual residing in Cache County, Utah. Allen was employed or engaged by Dutro as an Affiliate to work on Products and Technology subject to the Master Agreement, as further set forth below, and was controlled by Dutro.

11. John Does 1-10 are persons and/or entities whose identities are not yet known, but who were employed or engaged by Dutro to work on the Products and Technology subject to the Master Agreement, as further set forth below, and were controlled by Dutro and participated with the known

defendants in the breaches, tortious conduct, and illegal activities as alleged below, and who directly and proximately caused Plaintiffs' injuries and damages as alleged below.

JURISDICTION AND VENUE

12. This Court has subject matter jurisdiction under Utah Code Ann. § 78A-5-102(1).

13. Venue is proper herein under Utah Code Ann. §§ 78B-3-304 and -307, and the provisions of the parties' contract establishing exclusive venue in Salt Lake County, Utah.

BACKGROUND FACTS

14. On or about October 1, 2007, Sector 10 USA and Dutro entered a Master Product Manufacturing and Purchase Agreement ("Master Agreement," attached hereto as Exhibit 1 and incorporated by reference as though fully set forth herein), for the specific purpose of having Dutro manufacture Plaintiffs' "emergency response equipment," including Mobile Response Units ("MRU"), Stationary Response Units ("SRU," "SRU-50" and/or "SRU Media"), and Drone Camera Units ("DCU"), subject to strict confidentiality and non-competition provisions, as further described below.

15. The Master Agreement was signed by W. Dutro, Chief Executive Officer of Dutro on behalf of Dutro, and by Pericles DeAvila ("DeAvila"), Chief Executive Officer of Sector 10 USA on behalf of Sector 10 USA (collectively "Parties"). Both signatories were duly authorized to execute and deliver the Master Agreement on behalf of their respective entities and to consummate the transactions contemplated by the Master Agreement.

16. The Parties anticipated that performance of the Master Agreement would require an exchange of Confidential and proprietary information between them. Under the Master Agreement, "Confidential information" means "any proprietary information, data, facts, opinions, conclusions,

projections, information, designs, drawings, technology, intellectual property, trade secrets or know-how relating to any products, work in process, manufacturing processes, techniques, methods or procedures, sources of supply, business practices, future developments, sales, marketing, personnel or financial plans of Sector 10 or Manufacturer that may be disclosed in connection with the negotiation or performance of this Agreement."

17. To permit an exchange of information necessary to facilitate Dutro's obligations to manufacture Plaintiffs' Products, while at the same time protecting Plaintiffs' Confidential and proprietary information, the Parties agreed:

> [T]his Agreement and its terms . . . are given and received in strict confidence and are to be utilized by the parties solely for the purpose of carrying out the terms of this Agreement.
>
> During the Term of this Agreement, the parties may disclose to each other Confidential information not available to the general public. If the Confidential information has been disclosed by one party to another, the receiving party shall not disclose such information to any other Person without written authorization of the disclosing party or use such information for any purpose other than in connection with the legitimate performance of its obligations under this Agreement; provided, however, that either party may disclose Confidential information to any of its attorneys, financial advisors and other professional advisors who are under an obligation of confidentiality. These non-disclosure and non-use obligations shall survive the termination or expiration of this Agreement indefinitely. . . . For the purposes of this provision, this Agreement and all Product Addendums are considered Confidential information, and disclosure of their contents is governed by conditions outlined herein.

18. All Plaintiffs shared Confidential information with Dutro pursuant to the provisions of the Master Agreement in order to facilitate manufacture of the products covered by that Agreement.

19. The Parties anticipated that Dutro's services under the Master Agreement would include "Manufacturing Enhancements" to the covered Products which would enhance their functionality and manufacturability. The Master Agreement provides as to Dutro and its "Affiliates:"

> If at any time during the Term, Manufacturer or any individuals employed by or on behalf of Manufacturer and/or its Affiliates conceive, create and/or invent any modifications or enhancements to the design, composition, dimensions or appearance of the Products, or other Sector 10 Technology with respect to those Products . . ., with or without the assistance of anyone employed by or on behalf of Sector 10, Manufacturer shall give written notice of such Manufacturer Enhancements to Sector 10 and may, but need not, propose in writing that such Manufacturer Enhancements be adopted and implemented with respect to one or more Covered Products to be manufactured by Manufacturer. Except as otherwise agreed in writing by Sector 10 and Manufacturer, all Manufacturer Enhancements shall be deemed to be "works for hire" developed by Manufacturer for the benefit of Sector 10, for which Manufacturer acknowledges and agrees that it has received fair and adequate consideration. Manufacturer acknowledges and agrees that Sector 10 shall acquire exclusive and sole ownership of and all right, title, and interest in all such Manufacturer Enhancements, and, upon Sector 10's request, Manufacturer shall execute and deliver to Sector 10 all assignments, instruments, certificates or other materials reasonably requested by Sector 10 to confirm, document and preserve Sector 10's rights in and to the Manufacturer Enhancements.

20. Dutro's "Affiliates" are those persons who "directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with" Dutro. Dutro's Affiliates include Reality Engineering, W. Dutro, Davis, and Allen, all of whom were employed or engaged to work on the Products and Technology subject of the Master Agreement, all of whom were controlled by or under the common control of Dutro, and all of whom created or had access to Confidential information and Manufacturing Enhancements.

21. Plaintiffs entered a separate agreement with Reality Engineering whereby Reality Engineering contracted to develop and enhance programming of software known as PLX-3D, as well as enhancements to MRU and SRU units.

22. In November 2007, pursuant to the Master Agreement, Dutro and its Affiliates manufactured for Plaintiffs prototypes of the Plaintiffs' Products it had contracted to manufacture, including three SRU-50s and a prototype SRU-M. Dutro manufactured these Products and delivered

them in fewer than 60 days. Production of these prototypes caused and allowed Dutro and its Affiliates to become intimately familiar with the design, manufacture, and production costs of such Products.

23. In early 2008, pursuant to the Master Agreement, Dutro and its Affiliates manufactured for Plaintiffs several prototypes of Plaintiffs' Products, including four MRUs. Production of these prototypes caused and allowed Dutro and its Affiliates to become intimately familiar with the design, manufacture, and production costs of such Products.

24. Dutro and its Affiliates conceived a scheme whereby they would wrongfully delay production of Plaintiffs' Products, interfere with and frustrate Plaintiffs' financing, and otherwise impede and delay Plaintiffs' business in an effort to allow defendants to convert, capitalize on, and improperly use Plaintiffs' confidential information, technology, and trade secrets.

25. Shortly after executing the Master Agreement, W. Dutro and Davis became aware that Plaintiffs were actively negotiating with other persons and entities that were or might be interested in providing Plaintiffs necessary funding to achieve their business plans.

26. In an effort to discourage and induce Plaintiffs from seeking and obtaining funding from other sources, Dutro, W. Dutro, and Davis offered immediate financing to Plaintiffs.

27. After inducing Plaintiffs to forego other opportunities for funding, Dutro, W. Dutro, and Davis set out on a purposeful, bad faith course of conduct and dealing with Plaintiffs in order to delay funding and render Plaintiffs financially vulnerable. In doing so, Dutro, W. Dutro, and Davis relied upon false, misleading, immaterial, and pre-textual reasons not to consummate the funding.

28. When discussions concerning funding first began in October 2007, Dutro gave Plaintiffs a production price-per-unit on SRUs and Drone Camera Boxes. Dutro also promised it would match or beat any other manufacturer's price for manufacture of MRUs.

29. While Dutro, Davis, and W. Dutro intentionally delayed their commitment to provide Plaintiffs funding, Dutro increased by more than double the production price-per-unit given in October 2007 for manufacture of Plaintiffs' Products.

30. Pursuant to the Master Agreement, Plaintiffs placed a purchase order with Dutro for MRUs on January 6, 2009. Although Dutro and its Affiliates had produced a prototype more than one year before, Dutro failed to fill Plaintiffs' order for twenty MRUs. Among other things, Dutro falsely claimed that engineering changes were necessary notwithstanding the fact that prototypes had been manufactured in 2008.

31. Between October 1, 2007 and the end of March 2009, Dutro billed Plaintiffs for:

a. Research, development and production of nine Mobile Response Units;

b. Research, development and production of two Stationary Units with 50 Masks;

c. Research, development and production of eight Drone Camera Boxes;

d. Research, development and production of fourteen SRU Components;

e. Research, development and production of thirteen Other Components;

f. Material, labor and time for development and testing of prototypes; and

g. Engineering, Design and Development.

32. As of March 2009, Dutro claimed Sector 10 USA owed $427,217 for research and development/Manufacturing Enhancements performed pursuant to the Master Agreement.

33. DeAvila and others at Sector 10 USA contested the charges and informed Dutro that the invoiced charges represented duplications, included charges for work that was never performed, and otherwise lacked substantiation.

34. In response, W. Dutro informed DeAvila that the March Invoices for $427,217 were created "for the IRS," because the IRS was auditing Dutro or W. Dutro, and that Dutro would "not try to collect" on them.

35. Dutro claimed that engineering changes were necessary notwithstanding the fact that prototypes had been manufactured in 2008. Dutro's drastic increase in manufacturing charges compared to those initially given were part of a concerted effort to stop or slow production of Plaintiffs' Products, and to preclude Plaintiffs from producing Products and developing Technology so that Defendants could move forward with plans to use Plaintiffs' proprietary and Confidential information to develop products and technology in violation of the Master Agreement and state law, for the financial gain of All Defendants.

36. In addition, from November 2008 to present, W. Dutro and Davis repeatedly requested patent information and other confidential and proprietary information from Plaintiffs, while at the same time they were delaying the financing to Plaintiffs.

37. On April 13, 2009, W. Dutro's son-in-law Bass formed Rhino-Med LLC to manufacture and market the Rhino-Med, a product virtually identical to Plaintiffs' MRU.

38. In June 2009, Plaintiffs' auditors saw the Rhino-Med product ("Rhino-Med MRU") being manufactured by Dutro at the Logan, Utah manufacturing facility.

39. The Rhino-Med product utilizes Plaintiffs' Confidential information and the Manufacturing Enhancements which under the Master Agreement are the sole property of Plaintiffs.

40. After Plaintiffs had been stalled on development of Products for two years due to the actions and intentional inaction of All Defendants and had been invoiced far in excess of $500,000 in charges, most of which were unsubstantiated or duplicate billings, on August 6, 2009, Plaintiff Sector 10, Inc. signed a Promissory Note Agreement in the amount of $250,000 in favor of Dutro ("August 6, 2009 Agreement"), attached hereto as Exhibit 2, to settle the dispute between Dutro and Plaintiffs, and to obtain return of Plaintiffs' confidential and proprietary information and products so that production could be shifted to another manufacturer.

41. The August 6, 2009 Agreement required Dutro to return all Plaintiffs' inventory, including, but not limited to, four MRU units; one SRU-50 unit and all unfinished product located in Utah, California or Washington, to include one SRU-M demo (with screen); one SRU-M not completed and any other SRU-M in production or development by Dutro and any MRU-Tent units under development. *See* August 6, 2009 Agreement, paragraph 1.1.

42. On August 26/29, 2009 DeAvila went to the Dutro manufacturing facility in Logan, Utah to retrieve Plaintiffs' Product and materials which Dutro had refused to turn over to Plaintiffs. DeAvila recovered from Dutro the following: four MRU units; one SRU-50 unit; unfinished SRU-M units and parts; and unfinished MRU Specialty units and parts. The MRU units received were not in the condition of the three MRU units previously delivered, as required by the August 6, 2009 Agreement. When they were finally picked up, they were not in the condition they were in when the August 6, 2009 Agreement was signed, as required, and the MRU units were not in a condition similar to the previous three units

delivered, as required. The four MRU units had missing parts, they were damaged, and they were not in operable or saleable condition.

43. On September 2, 2009, Plaintiffs demanded in writing that Dutro turn over to Plaintiffs detailed plans and specifications for all Plaintiffs Products, including but not limited to all versions of the MRU, SRU, ARU-Media, Drones and MRU-Specialty units, including enhancements, for all units built or in process; engineers' drawings and notes regarding research and development of the same; pricing breakdown; and lists of all suppliers used in production of the units. These items are the exclusive property of Plaintiffs under the terms of the Master Agreement.

44. After several delays, Dutro supplied Plaintiffs with copies of plans and specifications, but those plans and specifications were not complete and the information received had been altered by one or more of the Defendants to the point they were useless in the manufacturing process. This was done in order to sabotage Sector 10's ability to have the products manufactured by others.

45. Dutro has failed and refused to return additional Plaintiffs' Property and inventory, including product inventory ordered under the Purchase Order dated January 6, 2009, and has not given to Sector 10 the following information for all Sector 10 Products that have been produced "as built" or "in process" including all versions of MRU, SRU, SRU-Media, Drones, MRU-Specialty units and any other products:

a. Detailed specifications for all base units;

b. Detailed specifications for all enhancements to base units;

c. All Manufacturing Enhancements;

d. Engineer drawings and notes regarding research and development or other

enhancements;

e. Pricing breakdown by product, including enhancements;

f. A list of all suppliers used in production and related detailed costs associated with each supplier;

g. Molds worth an estimated $250,000;

h. 1,000 water tanks shipped from Canada;

i. Plastic doors;

j. Labels; and,

k. Various other parts and supplies.

46. Dutro's failure to return to or give to Plaintiffs all Plaintiffs' property and inventory as set forth herein was a breach of the August 6, 2009 Agreement. It was intentionally calculated to buy Defendants time to gain financially from the use of patented, proprietary and Confidential information obtained from Plaintiffs.

47. Defendants are in the possession of Plaintiffs' Proprietary information, Confidential information, and Property which they have used and intend to use in the future for personal gain. Their continuing use of the Information, and their willful failure to return Property to Plaintiffs, is causing Plaintiffs irreparable harm.

FIRST CLAIM FOR RELIEF

Breach of Master Agreement
(Against Dutro)

48. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

49. Pursuant to the Master Agreement, Plaintiffs disclosed information regarding patents, Trade Secrets, and Proprietary and Confidential information to Dutro for the purpose of allowing Dutro to have the information needed to perform its obligations under the Master Agreement.

50. The Master Agreement prohibited Dutro from using Confidential information, Proprietary information , and Manufacturer Enhancements obtained from Plaintiffs for any purposes other than fulfilling the obligations of the Master Agreement.

51. The Master Agreement provides that any research and development done by Dutro, including work done by individuals employed by or on behalf of Dutro and/or its Affiliates in an effort to further develop or improve the Products and in which they "conceive, create, and/or invent any modifications or enhancements to the design, composition, dimensions or appearance of the Products, or other Sector 10 Technology with respect to those Products ('Manufacturing Enhancements')" also remained the exclusive property of Plaintiffs. *See* Master Agreement, paragraph 15, attached hereto as Exhibit 1.

52. Dutro unlawfully, and in violation of the terms of the Master Agreement, disclosed Plaintiffs' Proprietary and Confidential information and Manufacturing Enhancements to others, including Bass, the owner of Rhino-Med; and incorporated those Enhancements and Information into its own production of the Rhino-Med product.

53. Dutro unlawfully, and in violation of the terms of the Master Agreement, failed and refused to return Confidential information, Proprietary information, and Manufacturing Enhancements to Plaintiffs upon demand from Plaintiffs that it do so.

54. Dutro's unlawful disclosures and other violations of the Master Agreement have damaged Plaintiffs.

55. As a direct and proximate result of Dutro's breach, plaintiff suffered (and continues to suffer) injury and damage in an amount to be determined at trial. The Master Agreement provides for recovery of attorneys fees and costs by the prevailing party in the event that an action or proceeding is brought to enforce the terms thereof. *See* Exhibit 1, paragraph 25.

SECOND CLAIM FOR RELIEF

Misappropriation of Trade Secret (Utah Code Ann. §§ 13-24-1 *et seq.*)
(All Defendants)

56. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

57. The Proprietary information, Confidential information and Manufacturing Enhancements defined in the Master Agreement, as well as any other information which is not public knowledge, are Trade Secrets under Utah's Uniform Trade Secrets Act, Utah Code Ann. § 13-24-2(4).

58. All Defendants acquired Plaintiffs' Trade Secrets knowing that the information they acquired was Confidential and Proprietary and knowing that negotiations had taken place to make certain that such information was not disclosed, misused or otherwise misappropriated.

59. These Trade Secrets were disclosed to third parties among Defendants and without Plaintiffs' consent, and for purposes not permitted by the Master Agreement.

60. At the time of disclosure All Defendants knew or had reason to know these Trade Secrets were acquired under circumstances giving rise to a duty to maintain their secrecy or limit their use and/or that they were derived from a person who owed a duty to Plaintiffs to maintain their secrecy or limit their use.

61. At the time of disclosure All Defendants knew that Plaintiffs' Trade Secrets must be kept Confidential to prevent use by or creation of competitors.

62. All Defendants misappropriated Plaintiffs' Trade Secrets by using or disclosing Plaintiffs' patented designs, Proprietary information (including but not limited to information defined in the Master Agreement as "Patent Rights, Sector 10 Technology and Manufacturing Enhancements); and Confidential information (including but not limited to data, facts, opinions, conclusions, projections, information, designs, drawings, technology, intellectual property, Trade Secrets or know-how relating to any products, work in progress, manufacturing processes, techniques, methods or procedures, sources of supply, business practices, future developments, sales, marketing, personnel or financial plans of Sector 10)."

63. Notwithstanding Plaintiffs' written and verbal demand to return information and technology which are Trade Secrets, All Defendants have failed and refused to do so and have indicated that they will not do so in the future.

64. All Defendants have disclosed or used Plaintiffs' Trade Secrets for their actual or expected financial gain, resulting in the manufacture and sale of the Rhino-Med MRU.

65. Plaintiffs have suffered damages from All Defendants' disclosure and use of their Trade Secrets.

66. Under Section 13-24-3 of Utah's Uniform Trade Secrets Act Plaintiffs are entitled to injunctive relief as to All Defendants to prevent further disclosure or use of Trade Secrets.

67. Under Section 13-24-4(1) of Utah's Uniform Trade Secrets Act Plaintiffs are entitled to damages to include actual loss and unjust enrichment, which may include imposition of a royalty upon any proceeds gained by any defendant through the use of misappropriated Trade Secrets.

68. Under Section 13-24-4(2) of Utah's Uniform Trade Secrets Act Plaintiffs are entitled to exemplary damages in twice the amount of other damages because the acts of misappropriation of All Defendants were willful and/ or malicious.

69. Under Section 13-24-5 of Utah's Uniform Trade Secrets Plaintiff is entitled to attorneys fees because the acts of All Defendants were willful and/or malicious.

THIRD CLAIM FOR RELIEF

Injunctive Relief
(All Defendants)

70. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

71. Defendants' unlawful disclosure, possession, and use of Plaintiffs' confidential and proprietary information threatens immediate and irreparable harm to the Plaintiffs and tortiously interferes with Plaintiffs' business interests.

72. Plaintiffs are entitled to injunctive relief requiring the immediate and full return of all of Plaintiffs' confidential and proprietary information and property, including the Manufacturing Enhancements, and prohibiting All Defendants from using, disclosing, profiting from, or otherwise benefitting from the information and property, and prohibiting any future manufacture or sale of any product in violation of Plaintiffs' rights.

FOURTH CLAIM FOR RELIEF

Breach of Covenant of Good Faith and Fair Dealing—Master Agreement
(Against Dutro)

73. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

74. Inherent in every contract in the State of Utah is an implied covenant of good faith and fair dealing. The covenant includes the assurance that a party to the contract will not take measures to undermine the other contracting party's ability to appreciate the benefits of the contract.

75. Dutro breached the covenant of good faith and fair dealing inherent in the Master Agreement by undermining Plaintiffs' ability to receive the full benefits of the Master Agreement.

76. As a direct and proximate result, plaintiffs suffered (and continue to suffer) injury and damage in an amount to be determined at trial, including attorney's fees and costs.

FIFTH CLAIM FOR RELIEF

Breach of August 6, 2009 Agreement
(Against Dutro)

77. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

78. The August 6, 2009 Agreement required Dutro to return all Sector 10 inventory, including, but not limited to four MRU units; one SRU-50 unit and all unfinished product located in Utah, California or Washington, which included one SRU-M demo (with screen); one SRU-M not completed and any other SRU-M in production or development by Dutro and any MRU-Tent units under development.

79. On August 26/29, 2009, DeAvila went to the Dutro manufacturing facility in Logan Utah to retrieve Sector 10 Product and materials Dutro had refused to turn over to Sector 10. DeAvila

recovered from Dutro to Sector 10, Inc. the following: four MRU units; one SRU-50 unit; unfinished SRU-M units and parts; and unfinished MRU Specialty units and parts. The MRU units received were not in the condition of the three MRU units previously delivered, as required by the August 6, 2009 Agreement. Dutro initially refused to turn over the four MRU units and the one SRU-50 unit. When they were finally picked up, they were not in the condition required by the August 6, 2009 Agreement and the MRU units were not in a condition similar to the previous three units delivered as required. The four MRU units had missing parts, they were damaged, and they were not in operable or saleable condition.

80. Dutro's failure to return to or give to Sector 10, Inc. all Sector 10 inventory as set forth herein constitutes breach of the parties' Agreements.

81. As a direct and proximate result of Dutro's breaches, plaintiff suffered (and continues to suffer) injury and damage in an amount to be determined at trial.

SIXTH CLAIM FOR RELIEF

Breach of Covenant of Good Faith and Fair Dealing—August 6, 2009 Agreement
(Against Dutro)

82. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

83. Dutro breached the covenant of good faith and fair dealing inherent in the August 6, 2009 Agreement by taking measures to undermine Plaintiffs' ability to receive the full benefits of the contract.

84. As a direct and proximate result, plaintiffs suffered (and continue to suffer) injury and damage, including attorney's fees and costs, in an amount to be determined at trial.

SEVENTH CLAIM FOR RELIEF

Interference with Prospective Business Relations/Economic Advantage
(Against Allen and Reality Engineering)

85. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

86. In February 2009 Sector 10, Inc. was negotiating with Bank of America the licensing and sale of Sector 10 technology and products to Bank of America which included use of Sector 10's proprietary software known as PLX-3D.

87. Sector 10's business relationship with Bank of America held the probability of future economic benefit to Sector 10.

88. Reality Engineering, as an Affiliate, was among other things developing for Sector 10 the proprietary software.

89. DeAvila asked Allen to attend a February 2009 meeting with him so that Reality Engineering could better understand the specific needs of Sector 10 to consummate the sale to Bank of America.

90. In February 2009 Allen, owner of Reality Engineering, travelled with DeAvila to San Francisco, California to meet with a Bank of America representative regarding the sale of the Sector 10 software to Bank of America.

91. Allen knew that contract negotiations between Bank of America and Sector 10 were in progress.

92. At the meeting with Bank of America, Allen represented himself as the owner of Reality Engineering. Sometime after the meeting, Allen secretly contacted Bank of America and falsely held himself out as an officer of Sector 10.

93. Allen also falsely informed Bank of America that the PLX-3D software was not owned by Sector 10, but was owned by Reality Engineering.

94. Allen's patently false representations to the Bank of America representative caused delay with the contract being negotiated between Sector 10 and Bank of America and cast doubt upon Sector 10 in the eyes of Bank of America.

95. Allen's misconduct was intentional and was done for an improper purpose and by improper means.

96. Sector 10 has suffered damages as a result, including but not limited to loss of the Bank of America Contract and substantial delay in use of the PLX-3D software it was contracted to customize.

97. As a direct and proximate result of Allen and Reality Engineering's intentional actions, plaintiffs suffered (and continue to suffer) injury and damage in an amount to be determined at trial. Moreover, Allen's actions individually and on behalf of Reality Engineering were the result of intentional and malicious conduct or conduct that manifests a knowing and reckless disregard of and indifference toward the rights of others, entitling plaintiff to punitive or exemplary damages pursuant to Utah Code Ann. 78-18-1.

EIGHTH CLAIM FOR RELIEF

Interference with Prospective Business Relations/Economic Advantage—Moody Capital
(Against All Defendants)

98. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

99. In the Fall of 2009 Sector 10, Inc. was in negotiation with Moody Capital LLC ("Moody Capital") for financing to fund development of Sector 10's proprietary products.

100. Moody Capital agreed to provide Sector 10 with $7 Million in financing.

101. On October 7, 2009 Allen wrote an email to Larry Madison ("Madison") of Sector 10, Inc. in which he discussed the recent 8K filing made by Sector 10 Holdings and related disputes over the Master Agreement between Sector 10 and Dutro. Allen attached to the email a letter from Dutro regarding these disputes and cc'd Michael Dion ("Dion"), Director of Corporate Development at Moody Capital in an effort to sabotage the financing to be put in place by Moody Capital. *See* email from Allen to Madison, cc'd to Dion and others, attached hereto as Exhibit 3.

102. Dion responded to Allen's email stating that "if Moody backs out as a result of this letter you sent, and if the information was inaccurate as I believe it is, you open yourself up to major lawsuits". *See* email from Dion to Allen dated October 7, 2009, attached hereto as Exhibit 10.

103. Shortly thereafter, Moody Capital ceased correspondence with Sector 10 regarding financing.

104. Allen's statements caused Moody to cease negotiations regarding and future funding

105. Except for the conduct of Allen and Reality Engineering Plaintiffs were certain to have realized immediate benefits from the business relationship with Moody.

106. Allen's misconduct was intentional and was done for an improper purpose and by improper means.

107. Plaintiffs have suffered damages as a result, including but not limited to loss of financing from Moody and delay in ability to conduct business.

108. As a direct and proximate result of Allen and Reality Engineering's intentional actions, plaintiffs suffered (and continue to suffer) injury and damage in an amount to be determined at trial.

Moreover, Allen's actions individually and on behalf of Reality Engineering were the result of intentional and malicious conduct or conduct that manifests a knowing and reckless disregard of and indifference toward the rights of others, entitling plaintiff to punitive or exemplary damages pursuant to Utah Code Ann. § 78B-8-201.

NINTH CLAIM FOR RELIEF

Interference with Prospective Business Relations/Economic Advantage
(Against All Defendants)

109. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

110. Plaintiffs attempted to obtain from Dutro copies of the as-built plans and specifications for the SRU, SRU-M and MRU Products to which Plaintiffs were entitled under the Master Agreement and later under the August 6, 2009 Agreement. Dutro failed and refused to provide the plans and specifications. In June 2009, Plaintiffs' auditors visited the Logan Utah factory for an inventory observation in June 2009. The auditors requested product information which was significantly less than Plaintiffs' initial request. The limited information was received by the auditors and provided to Plaintiffs.

111. After receipt of the limited plans and specifications for the MRU and SRU products, Plaintiffs became aware that the plans and specifications were incomplete and that the information received had been altered by one or more of the Defendants to the point they were useless in the manufacturing process.

112. Despite repeated demands, Defendants have failed and refused to provide to Plaintiffs complete and unaltered plans and specifications for the MRU and SRU Products.

113. On or about January 13, 2010, Plaintiffs contacted another manufacturer, in an effort to re-start the manufacturing process of the MRU and SRU units for Plaintiffs' economic benefit.

114. Because of the incomplete and altered plans and specifications, the other manufacturer has been unable to manufacture product.

115. To undo the damage caused by Defendants' failure to provide Plaintiffs complete and unaltered plans and specifications, Plaintiffs will be forced to redo them at substantial cost and delay.

116. Accordingly, Plaintiffs have been unable to fill product orders and market new product, resulting in substantial damages, lost opportunities and loss of good will.

117. Defendants' misconduct was intentional and was done for an improper purpose and by improper means.

118. As a direct and proximate result of Defendants' intentional actions, plaintiffs suffered (and continue to suffer) injury and damage in an amount to be determined at trial. Moreover, Defendants' actions were the result of intentional and malicious conduct or conduct that manifests a knowing and reckless disregard of and indifference toward the rights of others, entitling plaintiff to punitive or exemplary damages pursuant to Utah Code Ann. § 78B-8-201.

TENTH CLAIM FOR RELIEF

Unjust Enrichment
(All Defendants)

119. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

120. Sector 10 paid for manufacture of Sector 10 Products under the terms of the Master Agreement.

121. Plaintiffs provided All Defendants with Trade Secrets, Proprietary information and Confidential information which has been used by defendants for financial gain.

122. All Defendants understood that the Trade Secrets, Proprietary information and Confidential information was not public information and was not to be disseminated or used for any purpose other than complying with the terms of the Master Agreement.

123. All Defendants have breached the Master Agreement by providing Trade Secrets, Proprietary information and Confidential information to Rhino-Med LLC.

124. Dutro has breached the Master Agreement by refusing to turn over Plaintiffs' Trade Secrets, Proprietary information and Confidential information when it was requested by Plaintiffs.

125. All Defendants have breached a duty to Plaintiffs by refusing to turn over Plaintiffs' Trade Secrets, Proprietary information and Confidential information when it was requested by Plaintiffs.

126. All Defendants have been unjustly enriched by, among other things, benefitting financially from All Defendants breach of contractual and common law duties, including gaining financial benefit from using or allowing others to use Plaintiffs' Trade Secrets, Proprietary information and Confidential information in the production of the Rhino-Med MRU; refusing to hand over Plaintiffs' Trade Secrets, Proprietary information and Confidential information which is clearly the sole property of Plaintiffs under the Master Agreement; and, refusing to hand over Plaintiffs' Trade Secrets, Proprietary information and Confidential information as required under the terms of the August 6, 2009 Agreement.

127. Allowing All Defendants to benefit from their actions is inequitable. All Defendants should be ordered to return Plaintiffs' Trade Secrets, Proprietary information and Confidential information and to pay for any damages caused by their actions.

ELEVENTH CLAIM FOR RELIEF

Conversion
(All Defendants)

128. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

129. All Defendants willfully interfered with Plaintiffs' Trade Secrets, Proprietary information and Confidential information by using it illegally and by refusing to turn it over to Sector 10.

130. All Defendants' acts have, without lawful justification, deprived Plaintiffs of Trade Secrets, Proprietary information and Confidential information in breach of the Master Agreement; breach of the August 6, 2009 Agreement; and breach of common law duties.

131. As a direct and proximate result of All Defendants intentional actions, plaintiffs suffered (and continue to suffer) injury and damage in an amount to be determined at trial. Moreover, All Defendants' actions were (and are) the result of intentional and malicious conduct or conduct that manifests a knowing and reckless disregard of and indifference toward the rights of others, entitling plaintiff to punitive or exemplary damages pursuant to Utah Code Ann. § 78B-8-201.

TWELFTH CLAIM FOR RELIEF

Civil Conspiracy
(All Defendants)

132. Plaintiffs reallege the preceding paragraphs as though fully set forth herein.

133. All Defendants engaged in a civil conspiracy against Plaintiffs.

134. The objective of the conspiratorial acts was to sabotage Plaintiffs financially; discredit Plaintiffs with potential customers; and/or illegally obtain or use without prosecution Plaintiffs' patented

product designs, Plaintiffs' trade secrets, Plaintiffs' computer technology, Plaintiffs' Proprietary information, and Plaintiffs' Confidential information. This was done through unlawful acts including but not limited to:

a. Attempts to gain control over patents held by Plaintiffs in an effort to ruin Sector 10 financially and cause Plaintiffs to be unable to defend against the illegal conduct of All Defendants.

b. Intentional delay in providing upon financing to Sector 10 in an effort to ruin Sector 10 financially and cause Sector 10 to be unable to defend against the illegal conduct of All Defendants.

c. Deliberately sabotaging the engineering information and Manufacturer Enhancements for which Plaintiffs had paid and to which Plaintiffs were contractually entitled.

d. Sabotaging financing from Moody Capital and others in an effort to ruin Sector 10 financially and cause Sector 10 to be unable to defend against the illegal conduct of All Defendants.

e. Encouraging third parties to sue Sector 10 in an attempt attempted to sabotage Sector 10's ability to conduct business so that he and the other Defendants could benefit financially.

f. Allen's intentional and false representation that he was an officer of Sector 10, Inc. was part of the conspiracy and in an effort to prohibit Sector 10 from contracting with Bank of America and in an effort to ruin Sector 10 financially so

that Allen and All Defendants would be unable to transact business, unable to obtain financing, unable to enter contracts and be unable to defend itself against the unlawful acts of All Defendants so that he could benefit financially.

g. Allen's intentional and false representation that Reality Engineering owned the rights to the PLX-3D system was part of the conspiracy and in an effort to prohibit Sector 10 from contracting with Bank of America and in an effort to ruin Sector 10 financially so that Allen and All Defendants would be unable to transact business, unable to obtain financing, unable to enter contracts and be unable to defend itself against the unlawful acts of All Defendants so that he could benefit financially.

135. The conspiratorial acts of All Defendants have caused damage to Plaintiffs, caused Plaintiffs to incur attorney's fees and costs to defend multiple court actions. Sector 10 has also been forced to focus efforts on defending these actions, limiting Plaintiff's ability to develop and market Products.

136. As a direct and proximate result of All Defendants' intentional actions, Plaintiffs suffered (and continue to suffer) injury and damage in an amount to be determined at trial. Moreover, All Defendants' actions were (and are) the result of intentional and malicious conduct or conduct that manifests a knowing and reckless disregard of and indifference toward the rights of others, entitling plaintiff to punitive or exemplary damages pursuant to Utah Code Ann. § 78B-8-201.

PRAYER FOR RELIEF

WHEREFORE, Plaintiffs demand temporary and permanent injunctive relief against All Defendants as described herein, actual and punitive damages, attorney's fees, costs of suit, and such other relief as the Court may deem to be just and proper.

JURY TRIAL REQUESTED

Plaintiffs respectfully request that this case be tried by a Jury.

DATED: July 8, 2010.

SNOW, CHRISTENSEN & MARTINEAU

By ________________________
Max D. Wheeler
Rodney R. Parker
Richard A. Van Wagoner
Jill L. Dunyon

Attorneys for Plaintiffs

Plaintiff's Address:

14553 South 790 West
Bluffdale, Utah 84065

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